UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

THE HAIN CELESTIAL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22818	22-3240619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street,
Hoboken, New Jersey		07030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 587-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2025, The Hain Celestial Group, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As further discussed below, at the Annual Meeting, the stockholders of the Company approved a proposal to amend The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan, as amended (the “2022 Plan”), to increase the number of shares of the Company’s common stock (the “Shares”) available for issuance under the 2022 Plan from 12,950,000 Shares to 15,950,000 Shares, subject to adjustments as described in the 2022 Plan (the “Amendment”). The Company’s Board of Directors had previously approved and adopted the Amendment, subject to stockholder approval.

For a description of the material features of the 2022 Plan as amended by the Amendment, see the Company’s Definitive Proxy Statement on Schedule 14A (File No. 000-22818), filed with the Securities and Exchange Commission on September 18, 2025, under the heading “Proposal 4—Approval of an Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan,” which is incorporated herein by reference. The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the actual terms set forth in the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting and the voting results are set forth below.

Proposal 1 - Election of Directors

The following seven director nominees were elected to serve on the Company’s board of directors until the next annual meeting of stockholders and until their successors are duly elected and qualified, based upon the following vote:

	For	Against	Abstain	Broker Non-Votes
Neil Campbell	57,869,247	1,254,974	212,751	10,065,014
Celeste A. Clark, Ph.D.	55,605,615	3,514,005	217,352	10,065,014
Shervin J. Korangy	55,743,722	3,329,086	264,164	10,065,014
Alison E. Lewis	58,155,297	1,022,560	159,115	10,065,014
Michael B. Sims	55,591,546	3,524,160	221,266	10,065,014
Carlyn R. Taylor	57,639,194	1,375,643	322,135	10,065,014
Dawn M. Zier	57,522,889	1,538,207	275,876	10,065,014

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended June 30, 2025 was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
51,146,526	7,641,573	548,873	10,065,014

Proposal 3 - Ratification of Appointment of Registered Independent Accountants

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s registered independent accountants for the fiscal year ending June 30, 2026 was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
67,627,763	1,614,672	159,551	0

Proposal 4 - Approval of Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

The proposal to approve the amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan, as amended, was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
44,417,373	14,687,326	232,273	10,065,014

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan, as amended
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HAIN CELESTIAL GROUP, INC.

Date:	November 5, 2025	By:	/s/ Kristy M. Meringolo
Kristy M. Meringolo Chief Legal and Corporate Affairs Officer, Corporate Secretary